Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-166780) pertaining to the 1999 Stock Option Plan, the 2002 Executive Stock Option Plan, and the 2009 Equity Incentive Plan of TeleNav, Inc. of our report dated September 24, 2010, with respect to the consolidated financial statements and schedule of TeleNav, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2010.

/s/ Ernst & Young LLP

San Francisco, California

September 24, 2010